UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 3, 2013

3D SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina, 29730
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (803) 326-3900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 16, 2012, a subsidiary of the registrant, 3D Systems, Inc., a California corporation ("3D") entered into a non-material Agreement of Merger (the "Merger Agreement") by and among, Geomagic, Inc., a Delaware corporation ("Geomagic"), 3D, 3D Systems Galileo, Inc., a Delaware corporation and wholly-owned subsidiary of 3D ("Merger Sub"), and Shareholder Representative Services LLC, a Colorado limited liability company, as the stockholders' representative thereunder, pursuant to which Merger Sub will merge with and into Geomagic, with Geomagic surviving the merger as a wholly-owned subsidiary of 3D (the "Merger"), subject to the terms and conditions set forth therein. Geomagic is a Morrisville, North Carolina-based global company that develops 3D scanning and design software tools and produces haptic devices.

The Merger is part of the registrant's fifth growth initiative: to create a seamless, digital scan, design and print platform for the benefit of its customers. The registrant expects the anticipated acquisition of Geomagic to broaden its range of capabilities with complementary products and technology and to extend its coverage and breadth in the U.S. and globally.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 3D Systems Corporation Press Release dated January 3, 2013 regarding the merger of 3D Systems Galileo, Inc. with Geomagic, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: January 3, 2013
	By:	/s/ ANDREW M. JOHNSON
	Name:	Andrew M. Johnson
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	3D Systems Corporation Press Release dated January 3, 2013 regarding the merger of 3D Systems Galileo, Inc. with Geomagic, Inc.